UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Filing of Form 8-K	September 17, 2003

Date of Report (Date of earliest event reported)	September 17, 2003

nSTOR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12895	95-2094565

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Corte Del Cedro, Carlsbad California	92009

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(760) 683-2500

(Former name or former address if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

	(c)	Exhibits
		99.1	Analyst Presentation Slides – September 17 - 19, 2003

Item 9.	Regulation FD Disclosure

    From September 17, 2003 through September 19, 2003, nStor Technologies, Inc. (the "Company") will make analyst presentations to enhance the investment community’s awareness of the Company with a view toward increasing the number of potential shareholders.

    Exhibit 99.1 is a copy of slides to be furnished at the presentations.  The slides are being furnished pursuant to Item 9 and the information contained therein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under Section 18.  Furthermore, the information in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nSTOR TECHNOLOGIES, INC.
(Registrant)

Date: September 17, 2003	By:	/s/ Jack Jaiven

Jack Jaiven
Vice President and Treasurer